Exhibit 32.1
CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of United Energy Corp. on Form 10-K for the year ending March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, in the capacities and on the date indicated below, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of United Energy Corp. for the periods presented therein.

Dated: July 14, 2010	By:	/s/ Ronald Wilen
Ronald Wilen
Chief Executive Officer

Dated: July 14, 2010	By:	/s/ James McKeever
James McKeever
Interim Chief Financial Officer